Exhibit 10.4

Brookfield Asset Management Inc.

Brookfield Place Suite 300 181 Bay Street, P.O. Box 762

Toronto, Ontario, Canada M5J 2T3

March 26, 2018

Brookfield Property Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12 Bermuda

GGP Inc.

350 N. Orleans St., Suite 300

Chicago, IL 60654

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of March 26, 2018, by and among Brookfield Property Partners L.P., a Bermuda limited partnership (“Parent”), Goldfinch Merger Sub Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent, and GGP Inc., a Delaware corporation (the “Company”) (such agreement, the “Merger Agreement”). Capitalized terms used in this letter agreement (this “Agreement”) but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

(a) Master Services Agreement and Waiver of Management Fees. Affiliates of Brookfield Asset Management Inc. (“BAM”) provide services to Parent and various Affiliates of Parent under that certain Amended and Restated Master Services Agreement, dated as of March 3, 2015, by and among BAM, Parent, Brookfield Property L.P., Brookfield Global Property Advisor Limited, Brookfield Property Group LLC, Brookfield Asset Management Private Institutional Capital Adviser US, LLC, BPG Holdings Group Inc. and each of the Holding Entities listed on Schedule A thereto, as amended by that certain First Amendment to the Amended and Restated Master Services Agreement, dated as of July 1, 2015 (the “BPY Master Services Agreement”). In addition, Brookfield Property L.P. is also required to pay to an Affiliate of BAM Equity Enhancement Distributions (as defined and calculated in accordance with that certain Amended and Restated Limited Partnership Agreement, dated as of the 8th day of August, 2013, by and among Parent, Brookfield Property Special L.P., BAM , BPY I L.P., BPY II L.P. and Brookfield US Corporation, as amended by that certain First Amendment to the Amended and Restated Limited Partnership Agreement, dated as of December 4, 2014 and as further amended by that certain Second Amendment to the Amended and Restated Limited Partnership Agreement, dated as of July 1, 2015 (the “BPL LPA”)). BAM, on behalf of its Affiliates that are party to the BPY Master Services Agreement and the BPL LPA, and the Company hereby agree to negotiate in good faith and enter into, effective as of and conditioned upon the occurrence of the Charter Closing, a master services agreement on substantially similar terms to those contained in the BPY Master Services Agreement provided, however, that BAM hereby waives any management fees that may be payable by the Company to BAM for a period of twelve (12) months from and after the Charter Closing Date. BAM hereby further waives, effective as of and conditioned upon the occurrence of the Charter Closing, for a period of twelve (12) months from and after the Charter Closing Date, any incremental Equity Enhancement Distributions (as defined and calculated in the BPL LPA) and any incremental base management fees payable under the BPY Master Services Agreement, in each case associated only with the number of Parent Common Units issued in the Parent Common Units Exchange (or issued by Parent following an exercise of the redemption right of the Class A Stock issued pursuant to the Merger Agreement).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to Contracts made and performed in such State without giving effect to the choice of Law principles of such State that would require or permit the application of the Laws of another jurisdiction.

(c) Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties, any rights or remedies under or by reason of this Agreement.

(d) Counterparts. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

[Remainder of page intentionally left blank.]

Please acknowledge by signing below that the foregoing reflects our agreement relating to the subject matter herein.

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Jusin Beber
Name:	Justin Beber
Title:	Senior Managing Partner

[Signature Page to Waiver of Fee Side Letter]

Acknowledged and agreed as of the date first set forth above:

BROOKFIELD PROPERTY PARTNERS L.P.

By:	BROOKFIELD PROPERTY PARTNERS LIMITED, its general partner

By:	/s/ Jane Sheere
Name:	Jane Sheere
Title:	Secretary

GGP INC.

By:	/s/ Sandeep Mathrani
Name:	Sandeep Mathrani
Title:	Chief Executive Officer

[Signature Page to Waiver of Fee Side Letter]